UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): April 11, 2022 (April 5, 2022)

Clearday, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-21074	77-0158076
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

8800 Village Drive, Suite 106, San Antonio, TX 78217

(Address of Principal Executive Offices) (Zip Code)

(210) 451-0839

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CLRD	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2022, Clearday, Inc. (the “Company”), entered into a Securities Purchase Agreement (the “Note Purchase Agreement”) to issue an unsecured promissory note (the “Note”) to an institutional lender. We used the proceeds of this financing to fund our operations.

The Note provides for the net funding to Clearday of $150,000 after payment of specified expenses of $3,750 and provides for an original issue discount of $18,450, resulting in a principal obligation of $172,200 and a one-time interest charge of 12% on such principal amount.

The Note provides for a one year maturity. Monthly payments on the Note of $19,286.40 will be made by Clearday with the first payment being on May 20, 2022, which payments are subject to a 10 day grace period. The Note is unsecured. The Note provides specified events of default (an “Event of Default”) including failure to timely pay the monetary obligations under the Note and such breach continues for a period of ten (10) days after written notice from the Noteholder’ a breach of covenants under the Note or the Purchase Agreement that continues for a period of twenty (20) days after written notice by the Noteholder; breach of any representation and warranty in the Note or Purchase Agreement; commencement of bankruptcy or similar proceedings; failure to maintain the listing of Clearday’s common stock on at least one of the Over-the-Counter markets such as the OTCQB; the failure of Clearday to comply with the reporting requirements of the Securities Exchange Act; Clearday’s liquidation, or a financial statement restatement by Clearday.

Upon any Event of Default, the obligations under the Note will accrue interest at an annual rate of 22% and, if such Event of Default is continuing at any time that is 180 days after the date of the Note, provide the Noteholder the right and option to convert the obligations under the Note to shares of Clearday’s common stock. The price for any such conversion is equal to 75% (or a 25% discount) of the average of the five (5) lowest per share daily volume-weighted average price of Clearday’s common stock over the ten (10) consecutive trading days that are not subject to specified market disruptions immediately preceding the date of the conversion. The conversion right of the Noteholder is subject to a customary limitation on beneficial ownership of 4.99% of Clearday’s common stock.

Each of the Note and the Purchase Agreement has customary other covenants and provisions, including representations and warranties, payment of brokers, and indemnification, that Clearday will not sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business without the consent of the Noteholder and Clearday will maintain a reserve of authorized and unissued shares of common stock sufficient for full conversion of the obligations under the Note.

The foregoing descriptions of the Note Purchase Agreement and the Note are not complete and are qualified in their entirety by reference to the full text of each such agreement, which is filed as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On April 5, 2022, Leander Associates, Ltd., a Texas limited partnership (“Seller”) that is a subsidiary of Clearday, Inc. (the “Company”), entered into a Purchase and Sale Agreement (the “Leander Sale Agreement”) to sell one of Clearday’s non-core assets: a land parcel located in Leander, Texas (the “Property”). The purchase price is approximately $392,040 per acre, subject to customary apportionments, and includes the price applicable to third party reporting and engineering documentation and other studies and analysis delivered by Seller to the purchaser. The purchaser has made an initial deposit of $20,000 and paid an initial non-fundable fee of $5,000, which fee will be applied to the payment of the purchase price upon a closing. The Leander Sale Agreement provides a 90-day period following the April 4, 2022 effective date, or until July 5, 2022 (the “Feasibility Period”), for the purchaser to inspect the Property and conduct their analysis, appraisals and other examination of the Property, including environmental inspections. Onsite testing by the purchaser is subject to customary conditions including notice, indemnification and maintenance of commercial liability insurance naming Seller as an additional insured party. The purchaser may conduct a Phase II environmental inspection subject to Seller’s prior written consent. The purchaser may terminate the Leander Sale Agreement on or prior to the expiration of the Feasibility Period. Upon such termination, the deposits by purchaser under the Leander Sale Agreement will be returned. If the purchaser does not so terminate the Leander Sale Agreement, then it is required to provide an additional $20,000 deposit.

Within 14 days after the effective date, or April 19, 2022, Seller will provide the purchaser with a title insurance commitment and related title documents. The Leander Sale Agreement provides for a customary process for the purchaser to raise, and for the parties to resolve, any purchaser objections to any title issues, which shall not include customary permitted title exceptions. Prior to the end of the Feasibility Period, purchaser shall use its commercially reasonable efforts to obtain a survey of the Property (the “Survey”) to the Seller, and Seller will reimburse 50% of the cost of the Survey, up to $3,000. Seller shall have no obligation to remove, satisfy or cure any title objections, except for liens voluntarily created by Seller that secure monetary obligations of Seller, judgment liens and delinquent real property taxes and assessments (the “Monetary Liens”), which Seller agrees to remove on or before Closing.

The Leander Sale Agreement provides the purchaser with the ability to assess the permitting requirements and obtain land use and related approvals prior to closing the purchase of the Property. If purchaser provides a $10,000 deposit (the “Initial Permitting Fee”) on or before the expiration of the Feasibility Period, then the purchaser shall have a period (the “Permitting Period”) of one hundred eighty (180) days following the expiration of the Feasibility Period, subject to up to three extensions, each for 90 days, to obtain the approvals from the appropriate governmental authorities regarding: (1) the re-zoning of the Property to mixed-use or multi-family zoning (the “Rezoning”); (2) the approval of the purchaser’s site plan (the “Site Plan”); and (3) the civil permit for the horizontal development of the Property in accordance with the Site Plan (the “Civil Permit”, and together with the Rezoning and Site Plan, collectively, the “Approvals”). If, despite purchaser’s diligent efforts to obtain such Approvals, purchaser is unable to obtain such Approvals prior to expiration of the Permitting Period, the purchaser shall be entitled to extend the Permitting Period for three (3) periods of ninety (90) days each (each, an “Permitting Extension Period”) by providing notice prior to expiration of the Permitting Period, as then extended, and providing a $10,000 extension fee (a “Permitting Extension Fee”). The Initial Permitting Fee and all Permitting Extension Fees shall be nonrefundable but will be applied to the purchase price at the closing. Purchaser may terminate the Leander Sale Agreement if purchaser is unable to obtain the Approvals at the end of the Permitting Period, as duly extended. The Leander Sale Agreement also provides that the purchaser is obligated to pay for all “Rollback Taxes,” which is the amount of property taxes to be due upon the change in land usage or ownership of all or part of the Property

The closing of the purchase and sale of the Property is on the date that is not later than 60 days after the expiration of the Permitting Period or the Permitting Extension Period, subject to any adjournment.

The Leander Sale Agreement includes customary terms and conditions including representations and warranties, payment of brokers, conditions to closing, risk of loss, condemnation, remedies, environmental conditions, and indemnification.

The Leander Sale Agreement also provides the Seller the right to invest a portion, up to $600,000, of the Property to the purchaser, which may be exercised by Seller prior to the date that Approvals are received. Should Seller elect to exercise such participation right, then Seller and purchaser will enter into a definitive agreement, in a form and substance acceptable to both parties, whereby Seller shall receive an amount equal to such contributed property multiplied by 115% (the “Contribution Value”). Such participation or investment will provide that all distributions of Cash Flow from the development on the Property will first be paid to Seller pari passu with all other distributions of return of capital paid to the members of purchaser until such time that Seller has received an amount equal to the Contribution Value prior to any other distributions of profits. Following the distribution of the Contribution Value to Seller, Seller will not be entitled to any further distributions. Cash flow is defined be mean gross cash receipts from the ownership, operation, financing, development, sale of all (or a portion of) the Property less all expenses with respect to the purchaser’s development costs, transaction costs incurred, other than any expenses paid to affiliates or related parties or foreign persons, any financing or sale of its assets and properties and customary expenses of the development and any income derived from leasing the Property.

The foregoing description of the Leander Sale Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the management of the Company, as well as assumptions made by, and information currently available to, management. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “anticipate,” “plan,” “likely,” “believe,” “estimate,” “project,” “intend,” and other similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: the risks regarding the Company and its business, generally; risks related to the Company’s ability to correctly estimate and manage its operating expenses and develop its innovate non-acute care businesses and the acceptance of its proposed products and services, including with respect to future financial and operating results; the ability of the Company to protect its intellectual property rights; competitive responses to the Company’s businesses including its innovative non-acute care business; unexpected costs, charges or expenses; regulatory requirements or developments; changes in capital resource requirements; and legislative, regulatory, political and economic developments. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors included in the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC and the registration statement regarding the Company’s previously announced merger, that was filed and declared effective. The Company can give no assurance that the actual results will not be materially different than those based on the forward looking statements. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description

10.1	Form of Promissory Note dated April 5, 2022 in the principal amount of $172,200.
10.2	Form of Securities Purchase Agreement, dated as of April 5, 2022, by and between Clearday, Inc. and Sixth Street Lending LLC.
10.3	Purchase and Sale Agreement, effective April 5, 2022, by and between Leander Associates, Ltd., a Texas limited partnership (“Seller”), and the purchaser specified therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARDAY, INC.

	By:	/s/ James Walesa
	Name:	James Walesa
	Title:	Chief Executive Officer
Dated April 11, 2022